UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida		33324

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 22, 2005, the Company entered into an agreement with Melvin Rothberg, pursuant to which the parties agreed to an early termination of the employment agreement dated July 1, 2004 between Viragen, Inc. and Mr. Rothberg. Upon execution of the agreement by the parties (a) Mr. Rothberg resigned as Executive Vice President – Operations of Viragen, Inc. and in all other capacities in which he served Viragen, Inc. and its subsidiaries and affiliates, (b) Mr. Rothberg received the balance of his salary due to him over the remaining term of the employment agreement, which was due to expire on June 30, 2006, as well as certain employee benefits and (c) the parties exchanged mutual general releases.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Agreement between Viragen, Inc. and Melvin Rothberg dated April 22, 2005
99.2	General Release by Viragen, Inc. in favor of Melvin Rothberg dated April 22, 2005
99.3	General Release by Melvin Rothberg in favor of Viragen, Inc. dated April 22, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.
Date: April 22, 2005	By:	/s/ Dennis W. Healey
Dennis W. Healey Executive Vice President and Principal Financial Officer

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